Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Benson Hill, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses*

Security Type	Security Class Title	Amount of Securities Previously Registered (1)(2)		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Primary Offering
Equity	Class A common stock, par value $0.0001 per share, underlying warrants	6,553,454	(3)	$65,436,238.19	S-1	333-259679	October 4, 2021
Equity	Common stock, par value $0.0001 per share, underlying warrants	10,062,500	(4)	$62,588,750	S-1	333-260447	November 3, 2021
Secondary Offering
Equity	Class A common stock, par value $0.0001 per share	29,053,454	(5)	$290,098,738.19	S-1	333-259679	October 4, 2021
Equity	Warrants to purchase Class A common stock	6,553,454	(6)	—	S-1	333-259679	October 4, 2021
Equity	Common stock, par value $0.0001 per share	89,628,274	(7)	$557,487,864	S-1	333-260447	November 3, 2021
Equity	Common stock, $0.0001 par value per share	26,150,000	(8)	$88,517,750	S-1	333-264228	May 4, 2022
Equity	Warrants to purchase common stock	39	(9)	—	S-1	333-264228	May 4, 2022
Equity	Common stock, $0.0001 par value per share	8,716,661	(10)	$29,505,897.49	S-1	333-264228	May 4, 2022

* Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the registrant’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to the First Registration Statement to which this exhibit relates.

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

(2)

The share amounts and warrants listed in this table reflect the number of shares and warrants previously registered by the registrant on the First Registration Statement, the Second Registration Statement and the Third Registration Statement, as applicable, and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.

(3)	Consists of 6,553,454 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Star Peak Corp II (“STPC”) issuable upon the exercise of 6,553,454 warrants initially sold by STPC to Star Peak Sponsor II LLC in a private placement that closed concurrently with STPC’s initial public offering. In connection with the closing of STPC’s business combination with Legacy Benson Hill, each share of Class A common stock issuable upon the exercise of the Private Placement Warrants was reclassified as a share of common stock, par value $0.0001 per share (“Common Stock”), of the registrant.

(4)	Consists of 10,062,500 shares of Common Stock that may be issued upon exercise of 10,062,500 Public Warrants.

(5)	Consists of the following shares of Common Stock registered for resale by the First Selling Securityholders named in the First Registration Statement: (i) 6,553,434 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants and (ii) 22,500,000 PIPE Shares.

(6)	Consists of 6,553,454 Private Placement Warrants registered for resale by the First Selling Securityholders named in the First Registration Statement.

(7)	Consists of 89,628,274 shares of Common Stock registered for resale by the Second Selling Securityholders named in the Second Registration Statement, including 8,066,000 Sponsor Shares and 1,996,500 Sponsor Earn Out Shares.

(8)	Consists of 26,150,000 shares of Common Stock registered for resale by the Third Selling Securityholders named in the Third Registration Statement.

(9)	Consists of 39 March 2022 Warrants registered for resale by the Third Selling Securityholders named in the Third Registration Statement.

(10)	Consists of 8,716,661 shares of Common Stock that may be issued upon exercise of the March 2022 Warrants.